                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption "Experts" and to the use of our reports dated June 5, 1998 (except for Note 4, as to which the date
is                 ), in the Registration Statement (Form S-1) and related
Prospectus of ACCPAC International, Inc. for the registration of shares of its Common Stock.

                                                               ERNST & YOUNG LLP

San Jose, California

--------------------------------------------------------------------------------

The foregoing consent is in the form that will be signed upon completion of the stock split described in Note 4 to the financial statements.

                                                           /s/ ERNST & YOUNG LLP

San Jose, California
June 11, 1998